UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ROIVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1173944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Shares, $0.0000000341740141 par value per share	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one Common Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement number to which this form relates: 333-256165

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

None

(Title of class)

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form 8-A of Roivant Sciences Ltd. (the “Company”), initially filed on September 3, 2021 (the “Form 8-A”), is filed for the purpose of correcting the par value of the Common Shares (as defined below) and the name of the exchange on which the Common Shares and the Warrants (as defined below) will be listed. Except as described in the foregoing sentence, no other changes have been made to the Form 8-A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares, $0.0000000341740141 par value per share (the “Common Shares”), of the Company and warrants to purchase Common Shares (the “Warrants”). The description of the Common Shares and Warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on May 14, 2021, as amended from time to time (File No. 333-256165) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

ROIVANT SCIENCES LTD.

By:	/s/ Marianne Romeo
Name: Marianne Romeo
Title: Head, Global Transactions & Risk Management

Dated: September 30, 2021

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